                                  EXHIBIT 12.1

                       AMERICAN EXPRESS CREDIT CORPORATION
                 (a wholly-owned subsidiary of American Express
                     Travel Related Services Company, Inc.)

          COMPUTATION IN SUPPORT OF RATIO OF EARNINGS TO FIXED CHARGES
                              (Dollars in millions)


                                        Six Months
                                      Ended June 30,
                                        (Unaudited)                            Years Ended December 31,
                                 --------------------------     -------------------------------------------------------
                                    2002         2001            2001        2000       1999       1998       1997
                                --------------------------    ---------------------------------------------------------
Earnings:
Net income                           $107       $  160          $  277      $  286     $  223     $  237      $  212
Income tax provision                   55           80             140         150        120        128         114
Interest expense                      462          783           1,458       1,459      1,130      1,190       1,125
                                --------------------------    ---------------------------------------------------------

Total earnings (a)                   $624       $1,023          $1,875      $1,895     $1,473     $1,555      $1,451
                                ==========================    =========================================================

Fixed charges -
   interest expense (b)              $462       $  783          $1,458      $1,459     $1,130     $1,190      $1,125
                                ==========================    =========================================================

Ratio of earnings
   to fixed charges (a/b)            1.35         1.31            1.29        1.30       1.30       1.31        1.29


Note: Gross rentals on long-term leases were minimal in amount in each of the periods shown.